FORM 8-A


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                    APPALACHIAN POWER COMPANY
     (Exact name of registrant as specified in its charter)


Virginia                                               54-0124790
(State of incorporation                          (I.R.S. Employer
or organization)                           Identification Number)


40 Franklin Road, S.W., Roanoke, Virginia                   24011
(Address of principal executive offices)               (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  [X]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange
Title of each class                           on which each class
to be so registered                           is to be registered
7.20% Senior Notes,                       New York Stock Exchange
Series A, Due 2038


Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of Class)



Item 1.   Description of Securities to be Registered.

          The description of securities under the heading "DESCRIPTION OF NEW SENIOR NOTES" in the Registrant's Prospectus relating to the Registrant's 7.20% Senior Notes, Series A, Due 2038, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference from said Registration Statement No. 333-45927.


Item 2.   Exhibits.

1. Registration Statement on Form S-3, filed by the Company (Registration Statement No. 333-45927) (incorporated herein by reference).

2. Indenture, dated as of January 1, 1998, between the Registrant and The Bank of New York, as Trustee, as supplemented by a Company Order and Officers' Certificate, dated as of January 21, 1998, and as to be further supplemented by a Company Order and Officers' Certificate relating to the 7.20% Senior Notes, Series A, Due 2038, is incorporated by reference from the Registrant's Form S-3 Registration Statement filed with the Securities and Exchange Commission and effective on February 17, 1998 (Registration Statement No. 333-45927, Exhibits 4(a), 4(b) and 4(c)).

          Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              APPALACHIAN POWER COMPANY
                              (Registrant)


                              By:_/s/ G. P. Maloney______________
                                   G. P. Maloney, Vice President


Date:  February 27, 1998